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                                                                     Exhibit 6.7

                     MASTER SOFTWARE SUB LICENSE AGREEMENT
                     -------------------------------------


This Agreement made this 15/th/ day of February, 2000.

By and Between

TransNet International S.A. ("TransNet") a body corporate with offices in Costa Rica

And

Casino Marketing SA ("Master Licensee") a body corporate with offices San Jose, Costa Rica

WHEREAS

 .    TransNet has purchased the world wide licensing rights to a Poker software program ("Software") from RiverStyx for playing Texas Hold-em Poker and other Poker Games in development stage ("client games")

 .    Master Licensee is in the business of selling gaming software licenses to
     3/rd/ party operators and wishes to acquire a Master Sub-License from TransNet.

 .    TransNet is willing to grant the Master Licensee a non-exclusive world wide license to use and/or to grant sub-licenses and the right to use the software in object code, only while connected to a server on which the server component of the Software is installed.

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein the parties hereto agree as follows;

Interpretation

Dollar or $         Shall mean United States Dollars

Gross Revenue       Shall mean the 'rake' earned by the sub-licensees before any expenses

Master License      Shall mean the right to sub-license the software provided to the Master Sub-Licensee By TransNet

Software
Program Shall mean the gaming software program developed by RiverStyx and licensed to TransNet under a Master Sub-License Agreement

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1    Grant of Master License

     TransNet hereby grants to the Master Licensee the unlimited right to use and/or sub-license the client games on terms and conditions as set out herein

     a)   For these rights Master Licensee shall pay to  TransNet
          i)    $20,000 upon signing hereof
          ii)   $10,000 upon receipt of the software in working form
          iii)  80,000 shares of Poker.com Inc

     b) Master Licensee shall pay to TransNet the sum of $50,000 for each sub-license that Master Licensee sells excluding the sale of the first sub-license to Antico Holdings SA. which shall be the sum of $1.00 based on the fact that Antico will transfer all their past present and future players to the new software, and excluding the second license which shall be $35,000.

     c) Master Licensee shall pay to TransNet continuing licensing fees of 20% of sub-licensees monthly rate from the tables.

     d) Royalty fees shall be made to TransNet for each payment period at such time as the sub-licensee receives winnings from their Credit Card processor.

     e) The Master Licensee with enter into sub-licensing agreements incorporating similar terms and conditions as set out herein

2    Term

     The term of this agreement shall begin on signing hereof and shall remain in full force and effect until June, 30/th/ 2050 unless terminated for just cause or if one party has defaulted under its obligations as provided for herein and such default has not been cured as provided for herein

3    Entire Agreement

     This Agreement, including all appendixes and reference attachments, constitutes the entire agreement between Master Licensee and TransNet and supersedes all proposals, agreements, oral and written, between the parties on the subject matter.

4    Software License and Other Services

     TransNet herewith agrees to provide the following services (including the software licenses as set forth below, the "Service") on a non-exclusive basis and subject to these terms and conditions.

     a.   License

     On each occasion that the Master Licensee sells a sub-license, TransNet shall provide the Master Licensee with a copy of the software program, subject to the provisions of sub paragraph 2(c). below, (hereinafter referred to as the "License") for use of TransNet's current version of its Back End Management System which includes a Communications Server Program, a Player Database System using MS SQL and the capability to interface the Player Database System to MPACT, Master merchant Credit Card processing system or other Credit Card Processors, hereinafter

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     referred to as the ("Software"). Furthermore TransNet shall provide from time to time as TransNet deems necessary, updates or enhancements to the current features provided in the Software at cost..

     b.   Hardware Compatibility

     TransNet agrees the Software as delivered shall load and operate on a minimum computer equipment configuration as listed herein below:

     The Master Licensee shall provide its own hardware meeting or exceeding the following requirements:

          1 x Linux Server
          Raid Box
          Tape Backup
          1 x Standby Linux Server

     Network and Database:

     c.   Usage and Distribution

     TransNet shall grant usage to the Master Licensee on a non-exclusive basis as follows:

               1) The rights to use a copy of the Software utilizing a URL in a legal jurisdiction for the Master Licensee.

               2) The unlimited right to use, distribute, or sub-license the Client Games.

     Except as specifically set forth above, the Master Licensee shall not copy or distribute or cause to be copied or distributed the Software for any other purpose except as provided herein without the written consent of the TransNet.

5    Performance of Services

     The Services provided herein and the manner in which the Services are to be performed and the specific hours to be worked by TransNet shall be determined by the TransNet. The Sub-Licensee shall rely on TransNet to work as many hours as may be reasonably necessary to fulfill the scheduling obligations under this Agreement.

6    Delivery and Installation

     Both parties understand time is of the essence and shall make their best efforts to expedite the delivery of the Software as follows:

     a.   Delivery Schedule

               TransNet shall deliver or cause to be delivered the working version of TransNet's current software program of or before April 15/th/, 2000

     b.   Master Licensee Preparation and Installation

               TransNet shall load and certify the installation of the Software on hardware provided by the Sub-licensee. The Master Licensee shall reimburse TransNet for any out-of-pocket expenses associated with travel and subsistence for this effort.

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7    Acceptance

     Acceptance of the Software shall occur upon delivery of the Software as set forth in paragraph 4(a).

8    Limited Warranty and Legality

     Upon delivery, the TransNet acknowledges to the best of its ability that the Software is free of defects or imperfection for a period of ninety days from delivery. Any errors that create on screen error messages and which can be reproduce by the Master Licensee on the TransNet's or mutually agreeable test computer system that are found in the delivered Software during the warranty period hall be corrected in a reasonable time frame, as determined by industry standards, at the TransNet's expense. Furthermore, the TransNet warrants and represents that the games are based on standard random number generation and that ht software has not been modified to the favor of nay specific player or the Master Licensee. At the Master Licensee's option and sole expense the Master Licensee may select an Internationally recognized Accounting and Consulting firm to view the Software Source Code and Verify the randomness of random number generators at the offices of the TransNet.

     The TransNet shall only be responsible for errors that are reproducible in the Software as delivered by the TransNet, and not for any errors created because of other programs, hardware, or changes not made by the TransNet.

     TransNet hereby disclaims all other warranties of any kind as to the Software whether stated or implied, including any warranty of merchantability or fitness for a particular purpose, even if the TransNet has been advised of the purpose

     The Master Licensee has conducted an independent investigation into legality of the intended used of the Software and hereby releases TransNet from any responsibility with respect to any present or intervening illegality of such use.

     The Master Licensee shall indemnify and hold TransNet harmless from any and all claims, liability or damage arising from or related to any alleged or actual illegal use of the Software. In the event of any such illegality, Master Licensee shall not be excused from its obligations to the TransNet hereunder.

9    Payments After Termination

     Upon termination of this Agreement for any reason other than the default of the TransNet, the TransNet shall be entitle to payments and partial payments that occurred prior to the date of termination and for which the TransNet has not yet been paid.

     Furthermore, all Services and Schedules provided herein by the TransNet shall be suspended if any payments, fees or invoices are in arrears and shall remain suspended until such time the arrears have been paid or until the TransNet elects to continue working with the Master Licensee.

10   Expenses of TransNet

     TransNet shall be entitled to reimbursement from the Master Licensee for reasonable and mutually agreeable travel expenses, if any, that relate to this Agreement.

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11   Termination

     a.   Default

     Either party has the right to terminate this Agreement if the other party breaches or is in default of its obligations hereunder and such default is incapable of cure or which, being capable of cure, has not been cured within the time provided for herein.

     b.   Acts of Insolvency

     TransNet may terminate this Agreement by written notice to the Master Licensee if the Master Licensee becomes insolvent, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise. If TransNet becomes insolvent, is placed in receivership, or in Bankruptcy, this Agreement will terminate.

     c.   Force Majeure Event

     In the event that either party is unable to perform any of its obligations under this Agreement, or to enjoy any of its benefits because of natural disasters, or communications line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds fifteen (15) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been affected may, by giving written notice, terminate this Agreement.

     However, delays in delivery due to Force Majeure Events shall automatically extend the delivery date for a period equal to the duration of such Events; any warranty period affected by a Force Majeure event shall likewise be extended for a period equal to the duration of such Event.

     d.   Return of Software

     Should this Agreement be terminated by TransNet on account of Master Licensee's default pursuant to this Agreement, TransNet may repossess any and all the Services by directing Master Licensee in writing to deliver all records, notes, data, memoranda, of any nature that are in their possession or under their control within thirty (30) days to TransNet and at Master Licensees expense to the nearest convenient location of TransNet.

12   Relationship of Parties

     It is understood by the parties that TransNet is an independent contractor with respect to the Master Licensee, and not an employee of the Master Licensee. The Master Licensee shall not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of TransNet. Licensee without prior written approval of TransNet.

13   Consequential Damages

     In no event shall either party be liable for consequential damages caused by the other party unless by the negligence of that party

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14   Intellectual Property

     Except as otherwise provided for herein, the following provisions shall apply with respect to copyrightable works, ideas, discoveries, inventions, applications for patents, and patents (collectively, "Intellectual Property"):

     a.   Master Licensee Intellectual Property

     The Master Licensee shall not hold any interest in any Intellectual Property except for Copyrights of the WebMaster Licensee for Graphic or Graphics Design created by or for the Master Licensee.

     b.   Development of Intellectual Property

     Any item of Intellectual Property discovered or developed TransNet (or TransNet's employees) for the benefit of the Master Licensee during the term of this Agreement shall automatically become the property of TransNet.

     Furthermore, software features specifically developed by TransNet for and paid by the Master Licensee shall be deemed the intellectual property of TransNet, however, if there are to be any exclusivity and royalty conditions regarding such features, those conditions shall be mutually agreed in writing before such development begins.

15   Confidential and Proprietary Information

     Both parties recognize that they have and/or shall have copyrights, products, costs, business affairs trade secrets, technical information, product design information, and other proprietary information (collectively, "Information") which are valuable approval of the Master Licensee.

a.   Master Licensee Business Information

     TransNet agrees that TransNet shall not knowingly distribute, either orally or written, any Information of the Master Licensee, including specific operational statistics or results, to a third party without the prior written approval of the Master Licensee.

     b.   TransNet's Intellectual Property

     The Master Licensee agrees that the Software provided by TransNet to the Master Licensee is the sole property of TransNet regardless of any payments, fees or other considerations made to TransNet by the Master Licensee.

     c.   Unauthorized Disclosure of Information

     If it appears that either party has disclosed (or has threatened to disclose) Information in violation of this Agreement, the other party shall be entitled to an injunction to restrain the other party from disclosing, in whole or in part, such Information, or from providing any Services to any party to whom such Information has been disclosed or may be disclosed pending resolution for any arbitration filed to resolve a dispute as it relates to this Agreement. Neither party shall be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

     d.   Confidentiality After Termination of Agreement

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     The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement. A violation of sub-paragraphs 13(a). or 13(b). above shall be a material violation of this Agreement.

16   Return of Records

     Upon termination of this Agreement, both Party's shall deliver all records, notes, data, memoranda, of any nature that are in their possession or under their control and that are the other Party's property or relate to the other Party's business operations.

17   Notices

     All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

          Attn:

          TransNet

          TransNet International S.A.
          ______________________  San Jose, Costa Rica

          Master Licensee:  Casino Marketing SA

          _____________________  San Jose, Costa Rica

     Such addresses may be changed from time to time by either party providing written notice in the manner set forth above.

18   Amendment

     This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.


19   Severability

     If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If arbitration finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

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20   Waiver

     The Failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

     No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

21   No Contingencies or Changes

     It is agreed by TransNet that the Software has been created and is not contingent upon uncertain events or engineering which shall not have occurred until after the contract is awarded. This does not include changes requested by the Master Licensee or other factors that are not under TransNet's direct control.

22   Taxes

     Master Licensee shall pay all taxes arising from the sale of the Software, other than any tax based on TransNet's income.

23   Assignment

     Neither party shall assign or subcontract its obligations under this Agreement, in whole or in part, or any interest therein, without the other party's written consent. Such consent shall not be unreasonably withheld.

24   Miscellaneous

     a.   Applicable Law

     This Agreement shall be governed by the laws of the Country of Costa Rica

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and do hereby warrant and represent that heir respective signatory whose signature appears below has been and is on the date of the Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement and have caused this Agreement to become effective as of the date first above written.

 /s/ Giovanni Bruno Guzman                /s/ Michael Jackson
----------------------------         -----------------------------
TransNet International S.A.                Master Casino S.A.

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